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                                                                  EXECUTION COPY
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                               PURCHASE AGREEMENT


                                  by and among

                                ALFALFA'S, INC.,

                            ALFALFA'S CANADA, INC.,

                              THE SHAREHOLDERS OF
                        CAPERS MANAGEMENT HOLDINGS INC.

                                      and

                        CAPERS MANAGEMENT HOLDINGS INC.

                              As of June 30, 1994




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                               PURCHASE AGREEMENT


                 PURCHASE AGREEMENT (this "Agreement") dated as of June 30, 1994, by and among Alfalfa's, Inc., a Colorado corporation ("Alfalfa's"), Alfalfa's Canada, Inc., a British Columbia corporation ("NewCorp") (collectively referred to herein with Alfalfa's as "Buyer"), the undersigned shareholders of Capers Management Holdings Inc. ("Sellers") and Capers Management Holdings Inc., a British Columbia corporation ("Capers").

                                   RECITALS:

                 A. Sellers own shares of capital stock, consisting of common stock (the "Common Stock") and preferred stock (the "Preferred Stock", and together with the Common Stock, the "Shares") of Capers.

                 B. Capers owns all of the outstanding shares of capital stock of Encore Resources Ltd., a British Columbia corporation ("Encore"). Capers and Encore are sometimes referred to herein as the "Companies".

                 C. Encore owns and operates two natural health food and specialty gourmet food deli and supermarkets located in Greater Vancouver, British Columbia, Canada (the "Business").

                 D. NewCorp is a wholly owned subsidiary of Alfalfa's which owns and operates natural health food and specialty gourmet food supermarkets.

                 E. Sellers desire to sell and transfer to Buyer and Buyer desires to purchase from Sellers the Shares on the terms contained herein.

                 NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follows.


                                   AGREEMENT
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                                      II.

                                 SALE OF SHARES



         II. A.       Sale of Shares.

                 1. On the terms and subject to the conditions of this Agreement, on the Closing Date (as hereinafter defined), each Seller shall sell, assign, convey, transfer and deliver to NewCorp, and NewCorp shall purchase from each Seller, the number of shares of Common Stock owned by such Seller as set forth on Exhibit A hereto. The obligations of each Seller to sell its shares of Common Stock are several and not joint. The performance of each Seller individually is not dependent upon the performance or failure to perform of any other Seller.

                 2. On the terms and subject to the conditions of this Agreement, on the Closing Date, each Seller owning shares of Preferred Stock shall sell, assign, convey, transfer and deliver to NewCorp, and NewCorp shall purchase from each Seller, the Preferred Stock owned by such Seller as set forth on Exhibit A hereto. The obligations of each such Seller to sell its shares of Preferred Stock, if any, are several and not joint. The performance of each Seller individually is not dependent upon the performance or failure to perform of any other Seller.

                 3. The purchase of Shares by NewCorp from the Sellers are deemed by the parties hereto to be separate purchases and sales and this Agreement is deemed by the parties hereto to be separate agreements between the Buyer on the one hand and each Seller on the other. Unless waived by Newcorp, it is a condition to the effectiveness of this Agreement that all shareholders of Capers execute this Agreement.

         II. A.       Consideration.

                 1. The full amount of the consideration due to each Seller to be paid at the Closing (as hereinafter defined) by NewCorp is set forth opposite each Seller's name on Exhibit A hereto (the "Purchase Price"). The obligation of NewCorp to each Seller is individual to each Seller.

                 (b) The full consideration to be paid at the Closing by NewCorp for each share of Preferred Stock (the "Preferred Purchase Price") shall be $1.00 in cash plus accrued and unpaid dividends on the Preferred Stock to the Closing Date. Each Seller of shares of Preferred Stock hereby acknowledges that the Preferred Purchase Price is less than each of the redemption price and liquidation value of the Preferred Stock. The aggregate consideration to be paid to each Seller for the shares of Preferred Stock shall be the Preferred Purchase Price multiplied by the number of shares of Preferred Stock owned by such Seller as set forth on Exhibit A hereto.





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         1.3     Purchase of Alfalfa's Common Stock.  On the Closing Date and
following the purchase and sale of the Shares pursuant to Section 1.1 of this Agreement, each Seller will purchase from Alfalfa's the number of shares of the common stock of Alfalfa's (the "Alfalfa's Common Stock") set forth opposite such Seller's name on Exhibit A hereto. The purchase price for each share of Alfalfa's Common Stock is $41.96. The aggregate purchase price to be paid by a Seller for such shares of Alfalfa's Common Stock shall be $41.96 multiplied by the number of such shares to be purchased. Alfalfa's agrees to deliver to each Seller desiring to purchase Alfalfa's Common Stock certificates representing the number of shares paid for by such Seller, provided that immediately prior to such delivery, each Seller purchasing such shares executes and delivers to Alfalfa's a copy of the Shareholders' Agreement of Alfalfa's (the "Alfalfa's Shareholders' Agreement") which is attached hereto as Exhibit B. Such share certificates shall be in the respective name of each Seller purchasing shares of Alfalfa's Common Stock.

         1.4     The Closing.

                 (a) The closing of the transactions contemplated by this Agreement, including the purchase of any shares of Alfalfa's Common Stock (the "Closing") will take place at the offices of Brownstein Hyatt Farber & Strickland, P.C., 410 17th Street, Twenty-Second Floor, Denver, Colorado 80202-4437, at 10:00 A.M. M.S.T. on July 23, 1994 (the "Closing Date"), or at
such other place and on such other date as is mutually agreeable to Buyer and the Majority Sellers (as defined in Article 2 hereof). The Closing shall be effective as of the close of business on the Closing Date.

                 (b) Subject to the conditions set forth in this Agreement, the parties agree to consummate the following "Closing Transactions" on the Closing Date:

                          a. Each Seller will assign and transfer to NewCorp good and valid title in and to the shares of Common Stock owned by such seller, free and clear of all Liens (as defined in Section 2.5), by delivering to NewCorp a stock certificate or certificates representing such Common Stock, duly endorsed for transfer or accompanied by duly executed stock powers endorsed in blank; and

                          b. Each Seller owning shares of Preferred Stock will assign and transfer to NewCorp good and valid title in and to such shares of Preferred Stock, free and clear of all Liens, by delivering to NewCorp a stock certificate or certificates representing such shares of Preferred Stock owned by such Seller duly endorsed for transfer or accompanied by duly executed stock powers endorsed in blank; and


                          c. NewCorp shall deliver to each Seller the aggregate Purchase Price and, if applicable, the aggregate Preferred Purchase Price, payable to such Seller pursuant to





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         Section 1.2 (as applicable) in cash by wire transfer of immediately available funds to the account designated by counsel to the Sellers, McCarthy Tetrault, in trust for the Sellers, which account shall be so designated at least two business days prior to Closing.


                                      III.

              REPRESENTATIONS AND WARRANTIES OF SELLERS AND CAPERS

         Each of Capers and each of Russell Precious, Teresa Precious and Barry Perzow (collectively, the "Majority Sellers") hereby, severally and not jointly, represent and warrant to Buyer the following, except as set forth in the Disclosure Schedule delivered to Buyer within seven days of the date hereof (the "Disclosure Schedule") (which Disclosure Schedule shall set forth the exceptions to the representations and warranties contained in this Article 2 under captions referencing the Sections to which such exceptions apply). In addition, each Seller hereby, severally and not jointly , represent and warrant to Buyer with respect to Sections 2.2, 2.3, 2.4, 2.5, 2.27 and 2.28 solely as such Sections relate to such Seller.

         III. A.          Organization and Corporate Power.  Capers and Encore
are duly organized corporations, validly existing and in good standing under the laws of the Province of British Columbia in Canada with all requisite corporate power and authority and all authorizations, licenses, permits and certifications necessary to own and operate their properties and to carry on the Business as now conducted and presently proposed to be conducted, except such licenses, permits and certifications that are not material to the conduct of the Business. The copies of Capers' and Encore's Memorandum and Articles attached to Section 2.1 of the Disclosure Schedule reflect all amendments made thereto and are correct and complete as of the date hereof. All material financial transactions of the Companies have been accurately recorded in the books and records of the Companies.

         III. B.          Execution, Delivery; Valid and Binding Agreements.
This Agreement has been duly executed and delivered by each Seller and Capers and constitutes the valid and binding obligation of each Seller and Capers, enforceable in accordance with its terms, except that the enforceability of this Agreement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         III. C.          No Breach.  The execution, delivery and performance
of this Agreement by each Seller and Capers and the consummation by each Seller and Capers of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or





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acceleration or any lien, security interest, charge or encumbrance upon any assets of Sellers or the Companies or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the Memorandum and Articles of the Companies, as applicable, or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which any of the Companies or Sellers is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which any of the Companies, Sellers or the Business (including but not limited to the properties related to the Business) is subject.

         III. D.          Governmental Authorities; Consents.  Sellers and
Capers are not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by them of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by Sellers or Capers in connection with their execution, delivery and performance of this Agreement or the transactions contemplated hereby. Each Seller waives any right of first refusal he may have pursuant to the Shareholders' Agreement dated November 10, 1993 among Sellers, Alfalfa's, Capers and Encore (the "Capers Shareholders' Agreement").

         III. E.          Ownership of Capital Stock.  Each Seller owns all
right, title and interest in and to their Shares, beneficially and of record, free and clear of any security interests, claims, liens, pledges, options (including rights of first refusal, other than those set forth in the Capers Shareholders' Agreement), encumbrances, charges, agreements, voting trusts, proxies or other arrangements (collectively, the "Liens"), restrictions or limitations of any kind and on the Closing Date, through the delivery of a certificate or certificates in the manner set forth in Section 1.4(b) hereof, will transfer, subject to approval by the Board of Directors of Capers, good and valid title to the Shares to NewCorp, free and clear of any Liens of any kind.

         III. F.          Subsidiaries.  Except for the stock of Encore owned
by Capers, neither Capers nor Encore owns any stock, partnership interest, joint venture interest or any other security or ownership interest issued by any other corporation, organization or entity.





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         III. G.          Capital Stock.

                 1. Capers. The authorized capital stock of Capers consists of 10,000,000 shares of common stock, of which, as of the date hereof, 1,000,000 shares are issued and outstanding, and 875 shares of Preferred Stock, of which, as of the date hereof, all are issued and outstanding, all of which Common stock and Preferred Stock are owned beneficially and of record by Sellers (other than the shares of Common Stock and Preferred Stock owned by Alfalfa's) free and clear of any Liens of any kind. All of the shares of Common Stock and Preferred Stock have been duly authorized and are validly issued, fully paid and nonassessable and free of preemptive rights, except as required by law. Other than the above-described Common and Preferred Stock, Capers has no other equity securities or securities containing any equity features authorized, issued or outstanding. There are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Capers and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Capers any shares of capital stock or other securities of Capers of any kind. There are no agreements or other obligations (contingent or otherwise) which may require Capers to repurchase or otherwise acquire any shares of its capital stock, other than as set forth in the Articles of Capers.

                 2. Encore. Section 2.7 of the Disclosure Schedule will set forth the authorized capital stock of Encore and the number of shares issued and outstanding, all of which are owned beneficially and of record by Capers, free and clear of any Liens of any kind. All of Encore's common stock has been duly authorized and is validly issued, fully paid and nonassessable and free of preemptive rights, except as required by law. Other than the above-described common stock, Encore has no other equity securities or securities containing any equity features authorized, issued or outstanding. There are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Encore and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Encore any shares of capital stock or other securities of Encore of any kind. There are no agreements or other obligations (contingent or otherwise) which may require Encore to repurchase or otherwise acquire any shares of its capital stock.

         III. H.          Financial Statements.  Section 2.8 of the Disclosure
Schedule will contain copies of the unaudited consolidated balance sheet of the Companies, as of June 4, 1994 and the unaudited consolidated statements of earnings and shareholders' equity and cash flows for the eleven periods ended June 4, 1994 (the June 4, 1994 Financial Statements are referred to herein as the "Latest Financial Statements"). The Latest Financial Statements are based upon the information contained in the books and records of the Companies and fairly present the financial condition of the Companies as of the date thereof and results of operations for the periods referred to therein. The Latest Financial Statements have been prepared in accordance with Canadian generally accepted accounting principles, consistently applied throughout the periods indicated.





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         III. I.          Absence of Undisclosed Liabilities.  Neither of the
Companies has liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except
(i) as reflected in the Latest Financial Statements, and (ii) liabilities which have arisen after the date of the Latest Financial Statements in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit).

         III. J.          No Material Adverse Changes.  Since the date of the
Latest Financial Statements there has been no change materially adverse, individually or in the aggregate, to the assets, financial condition, operating results, customers, employees or supplier relations, business condition or prospects of either of the Companies.

         III. K.          Absence of Certain Developments.  Other than pursuant
to this Agreement, since the date of the Latest Financial Statements none of the Companies has:

                 1. borrowed any amount or incurred or become subject to any liability, except (i) current liabilities incurred in the ordinary course of business and (ii) liabilities under contracts entered into in the ordinary course of business;

                 2. mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any of their assets except (i) liens for current property taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, and (iii) liens in respect of pledges or deposits under workers' compensation laws.

                 3. discharged or satisfied any lien or encumbrance or paid any liability, other than current liabilities paid in the ordinary course of business or listed on the Latest Financial Statements;

                 4. sold, assigned or transferred (including, without limitation, transfers to any employees, affiliates or shareholders) any tangible assets (other than inventory in the ordinary course of business) or cancelled any debts or claims;

                 5. sold, assigned or transferred (including, without limitation, transfers to any employees, affiliates or shareholders) any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets;





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                 6.       waived any rights of value or suffered any losses or
adverse changes in collection loss experience, whether or not in the ordinary course of business or consistent with past practice;

                 7. declared or paid any dividends or other distributions with respect to any shares of the Companies' capital stock or redeemed or purchased, directly or indirectly, any shares of the Companies' capital stock or any options;

                 8. issued, sold or transferred any of the Companies' equity securities, securities convertible into or exchangeable for any of the Companies' equity securities or warrants, options or other rights to acquire any of the Companies' equity securities, or any bonds or debt securities;

                 9. taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any insider (as defined in Section 2.22) other than the transactions contemplated by this Agreement;

                 10. suffered any material theft, damage, destruction or loss of or to any property or properties owned or used by the Companies, whether or not covered by insurance;

                 11. made or granted any bonus or any wage, salary or compensation increase to any director, officer, or consultant or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement, or adopted any new employee benefit plan or arrangement or made any commitment or incurred any liability to any labor organization;

                 12. made any single capital expenditure or commitment in excess of Three Thousand and No/100 Dollars ($3,000) therefor;

                 13. made any loans or advances to, or guarantees or financial assistance for the benefit of, any persons;

                 14. made charitable contributions or pledges in excess of One Thousand and no/100 Dollars ($1,000.00) individually or Five Thousand and no/100 Dollars ($5,000.00) in the aggregate; or





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                 15.      made any change in accounting principles or practices
from those utilized in Canada and in the preparation of the Latest Financial Statements.

         III. L.          Title to Properties.

                 1. The real property demised by the leases to be described (including the term thereof) in Section 2.12 of the Disclosure Schedule constitutes all of the real property used or occupied by the Companies (the "Real Property"). The Real Property has access, sufficient for the conduct of the Business as now conducted or as presently proposed to be conducted, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, used in the operation of the Business at that location.

                 2. The leases to be described in Section 2.12 of the Disclosure Schedule are in full force and effect, and Capers and Encore that is a party to each such lease holds a valid and existing leasehold interest under each of such leases for the term set forth in Section 2.12 of the Disclosure Schedule. Capers and Encore have delivered to Buyer complete and accurate copies of each of the leases described in Section 2.12, and none of such leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to Buyer. To the best knowledge of the Majority Sellers, neither of the Companies is in default, and no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in such default under any of such leases; nor, to the best knowledge of Sellers and the Companies, is any other party to any of such leases in default.

                 3. Section 2.12 of the Disclosure Schedule will disclose the aggregate value of the tangible properties and tangible assets of Capers and Encore as reflected on the Latest Financial Statements. Each of Capers and Encore owns good and marketable title to its tangible properties and tangible assets described in Section 2.12 of the Disclosure Schedule and as reflected on the Latest Financial Statements or acquired since the date thereof, free and clear of all liens and encumbrances, except for (i) liens for current taxes not yet due and payable, (ii) the properties subject to the leases to be listed in
Section 2.12 of the Disclosure Schedule, (iii) as otherwise disclosed in
Section 2.12 of the Disclosure Schedule, and (iv) inventory disposed of since the date of the Latest Financial Statements in the ordinary course of business.

                 4. The Companies own, or lease under valid leases, all buildings, machinery, equipment and other tangible assets necessary or desirable for the conduct of the Business.

                 5. To the best knowledge of the Majority Sellers, neither Capers nor Encore is in violation of any applicable zoning ordinance or other law, regulation or requirement that is material to the operation of any properties used in the operation of the Business, and neither Sellers nor any of the Companies has received any notice of any such violation, or the existence of any condemnation proceeding with respect to any of the Real Property.





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                 6.       Neither the Majority Sellers nor either of the
Companies has knowledge of improvements made or contemplated to be made to the Real Property by any public or private authority, the costs of which are to be assessed as special levies, taxes or charges against any of the Real Property, and there are no present assessments for which either of the Companies would be responsible.

         III. M.          Accounts Receivable.  The accounts receivable
reflected on the Latest Financial Statements are valid receivables, are not subject to valid counterclaims or setoffs, and are collectible in accordance with their terms, except to the extent of the bad debt reserve reflected on the Latest Financial Statements.

         III. N.          Inventory.  The inventory of Capers and Encore
consists of items of a quality and quantity salable at each of Capers' and Encore's normal profit levels, in each case, in the ordinary course of the Business. The values at which such inventory is carried on the Latest Financial Statements are in accordance with Canadian generally accepted accounting principles. Section 2.14 of the Disclosure Schedule will contain a complete and accurate statement of the Capers' and Encore's inventory as of June 4, 1994.

         III. O.          Tax Matters.

                 (a) Each of the Companies has duly filed in a timely manner (i) all federal and provincial income tax returns and election forms and the tax returns of any other jurisdiction required to be filed and all such returns and forms have been completed accurately and correctly in all respects; and (ii) all Workers' Compensation Board returns, corporation capital tax returns, social services tax returns, goods and service tax returns and other reports and information required to be filed with all applicable government authorities, agencies or regulatory bodies. Each of the Companies (i) has paid all taxes (including all federal, provincial and local taxes, custom or duty taxes, assessments or other imposts in respect of its income, business, assets or property) and all interest and penalties thereon, for all previous years and all required quarterly or monthly installments, as applicable, due for the current fiscal year has been paid; and (ii) has provided adequate reserves for all taxes for the periods covered by, and such reserves are reflected in, the Financial Statements. There is no agreement, waiver or other arrangement providing for an extension of time with respect to the filing of any tax return, or payment of any tax, governmental charge or deficiency by the Companies nor is there any action, suit, proceeding, investigation or claim now threatened or pending against the Companies in respect of, or discussions underway with any governmental authority relating to, any such tax or governmental charge or deficiency.

                 (b)      Capers and Encore have not:





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                          (i)  made any election under Section 85 of the Income
         Tax Act of Canada in effect on the date of this Agreement (the "Income Tax Act") with respect to the acquisition or disposition of any property;

                          (ii) made any election under Section 83 of the Income Tax Act with respect to the payment out of their capital dividend account;

                          (iii) acquired or had the use of any material property from a person with whom it was not dealing at arm's length other than at fair market value;

                          (iv) disposed of any material property to a person with whom it was not dealing at arm's length for proceeds less than the fair market value thereof; or

                          (v) discontinued carrying on any business in respect of which non-capital losses were incurred, and any non-capital losses which the company has are not losses from property or business investment losses.

                 (c) The Companies have made all elections required to be made pursuant to Part III of the Income Tax Act in connection with any distributions by them and all such elections were true and correct and in the prescribed form and were made within the prescribed time periods.

                 (d) Capers and Encore are and have been since their respective incorporation, a "Canadian-controlled private corporation" within the meaning of such term under the Income Tax Act.

                 (e) Neither Capers nor Encore have filed with the Minister of National Revenue any agreement or form pursuant to Section 125(3) of the Income Tax Act for the current taxation year and Capers has never carried on business as a member of a partnership.

                 (f) To the best knowledge of the Majority Sellers, there are not any contingent tax liabilities nor any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns.

                 (g) The financial statements and schedules attached to the corporate income tax returns as filed by Capers and Encore for each of its taxation years reflect and disclose all transactions to which Capers or Encore was party as required by the Income Tax Act or other applicable revenue laws and all of the transactions to which Capers or Encore was or is a party are reflected or disclosed in such financial statements and schedules and the corporate income tax returns and schedules have been duly and accurately completed as required by such acts.





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                 (h)      None of the Sellers (other than Mr. James Wilson,
Eleanor H. Wilson Trust No. 1 and Stuart Abelson) is a "non-resident" of Canada within the meaning of Section 116 of the Income Tax Act.

         III. P.          Contracts and Commitments.

                 1. Section 2.16 of the Disclosure Schedule will list the following agreements, whether oral or written, to which any of the Companies is a party, which is currently in effect, and which relate to the operation of the Business (such list to set forth the commencement date and termination or expiration date of such agreement): (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan, other than as described in Section
2.20 hereof or Section 2.20 of the Disclosure Schedule; (iii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal, other than as described in Section 2.20 hereof or Section 2.20 of the Disclosure Schedule; (iv) stock purchase or stock option plan; (v) contract for the employment of any officer, individual employee or other person on a full-time, part-time or consulting basis or relating to severance pay for any such person, other than contracts with hourly employees; (vi) confidentiality agreement; (vii) contract, agreement or understanding relating to the voting of common stock or the election of directors of either of the Companies; (viii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of the Companies;
(ix) guaranty of any obligation for borrowed money or otherwise; (x) lease or agreement under which either of the Companies is lessee of, or holds or operates any property, real or personal, owned by any other party; (xi) lease or agreement under which any of the Companies is lessor of, or permits any third party to hold or operate, any property, real or personal; (xii) contract or group of related contracts with the same party for the purchase of products or services, other than in the ordinary course of business; (xiii) contract or group of related contracts with the same party (other than any contract or group of related contracts for the purchase or sale of products or services) continuing over a period of more than six months from the date or dates thereof, not terminable by it on 30 days or less notice without penalty; (xiv) contract which prohibits either of the Companies from freely engaging in business anywhere in the world; (xv) contract for the distribution of either of the Companies' products (including any distributor or sales contract); (xvi) any franchise agreements; (xvii) contracts or commitments for capital expenditures; (xviii) agreements for the sale of any capital asset; (xix) contracts with any affiliate which in any way relates to either of the Companies; or (xx) other agreements which are either material to the Business or were not entered into in the ordinary course of business.

                 2. The Companies have performed all material obligations required to be performed by them in connection with the contracts or commitments required to be disclosed in Section 2.16 of the Disclosure Schedule and they are not in receipt of any claim of default under any such contract or commitment; none of the Companies has any present expectation or intention of not fully performing any material obligation pursuant to any such contract or commitment; and neither Sellers nor either of the Companies has knowledge of any breach or anticipated breach by any other party to any such contract or commitment.

                 3. Prior to the Closing Date, Buyer will have been supplied with a true and correct copy of each written contract or commitment disclosed in Section 2.16 of the Disclosure Schedule, and a written description of each oral contract or commitment disclosed in Section 2.16 of the Disclosure Schedule, together with all amendments, waivers or other changes thereto.

         III. Q.          Intellectual Property Rights.  Section 2.17 of the
Disclosure Schedule will describe all registered rights in patents, trademarks, trade names, and copyrights owned by, licensed to or otherwise controlled by any of the Companies and used in, developed for use in or necessary to the conduct of the Business as now conducted or planned to be conducted. The Companies own and possess all right, title and interest, or hold a valid license, in and to the registration to be set forth in Section 2.17 of the Disclosure Schedule and none of such rights has been licensed or assigned to any third party. The Companies have taken all necessary action to obtain the registrations with respect to the intellectual property rights set forth under such caption. None of the Companies has received any notice of, nor are there any facts known to the Majority Sellers or any of the Companies which indicate a likelihood of, any infringement or misappropriation by, or conflict from, any third party with respect to the intellectual property rights which are listed; no claim by any third party contesting the validity of any intellectual property rights listed under such caption has been made, is currently outstanding or, to the best knowledge of the Majority Sellers, is threatened; none of the Companies has received any notice of any infringement, misappropriation or violation by any of the intellectual property rights of any third parties and, to the best knowledge of the Companies and the Majority Sellers, neither of the Companies has infringed, misappropriated or otherwise violated any such intellectual property rights; and no infringement, illicit copying, misappropriation or violation has occurred with respect to products currently being sold by the Companies or with respect to the products currently under development (in their present state of development) or with respect to the conduct of the Business as now conducted.

         III. R.          Litigation.  There are no actions, suits,
proceedings, orders or investigations pending or, to the best knowledge of Sellers, threatened against either of the Companies, at law or in equity, or before or by any federal (Canadian), provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic (Canadian) or foreign.

         III. S.          Employees.

                 1. To the best knowledge of the Majority Sellers and the Companies, no executive employee of either of the Companies and no group of either of the Companies' employees has any plans to terminate his or its employment; (b) the Companies have complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes and to the best knowledge of the Majority Sellers and the Companies, there does not exist any union organization efforts being made or contemplated; (c) all amounts required to be withheld and paid to any governmental authority have been paid or are assumed to have been paid; (d) none of the Companies has any material labor relations problem pending and labor relations are satisfactory; (e) there are no workers' compensation claims pending against any of the Companies nor are the Majority Sellers or either of the Companies aware of any facts that would give rise to such a claim; (f) to the best knowledge of the Majority Sellers, no employee of the Companies is subject to any confidentiality or non-competition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee for the benefit of the Companies, other than the letter of intent among Alfalfa's, Capers and certain shareholders of Capers dated April 28, 1994; and (g) no employee or former employee has any claim with respect to any intellectual property rights of the Companies to be set forth in Section 2.17 of the Disclosure Schedule.

         III. T.          Employee Benefit Plans.

                 1. Except for the Canada Pension Plan or other statutorily mandated plan with respect to all employees and former employees of the Companies and all dependents and beneficiaries of such employees and former employees, none of the Companies maintains or contributes to any employee benefit or pension plan.

                 (b). All such employee benefit and pension plans that will be disclosed in the Disclosure Schedule are registered where required by and are in good standing under all applicable legislation.

         III. U.          Insurance.  Section 2.21 of the Disclosure Schedule
will list and briefly describes each insurance policy maintained by the Companies as of the date of the Latest Financial Statements with respect to their properties, assets and operations and sets forth the date of expiration of each such insurance policy. All of such insurance policies are, as of the date hereof, and, unless Capers or the Majority Sellers notify Buyer in writing otherwise, as of the Closing Date will be, in full force and effect and issued by insurers of recognized responsibility and are for amounts and cover risks customarily insured against by prudent operators of enterprises engaged in similar business. None of the Companies is in default with respect to its obligations under any of such insurance policies.

         III. V. Affiliate Transactions.

                 (a) To the best knowledge of the Companies and the Majority Sellers, other than pursuant to this Agreement and the Capers Shareholders' Agreement, no officer, director or employee of the Companies or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively "insiders"), has any agreement with any of the Companies or the Majority Sellers or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the Business (other than ownership of capital stock of Capers). To the best knowledge of the Companies and the Majority Sellers, none of the insiders has any direct or indirect interest in any competitor, supplier or customer of the Companies or in any person, firm or entity from whom or to whom any of the Companies leases any property, or in any other person, firm or entity with whom any of the Companies transacts business of any nature. For purposes of this Section 2.22, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer, director or employee.

                 (b) Except for the payment of salaries and reimbursement for out-of-pocket expenses in the ordinary course, neither Capers nor Encore will immediately following the Closing be indebted to any of the Sellers or any directors, officers or employees of Capers or Encore on any account whatsoever.

         III. W.          Customers and Suppliers.  Section 2.23 of the
Disclosure Schedule will list the current 10 largest suppliers of inventory of Encore and sets forth opposite the name of each such supplier the approximate percentage of net sales or purchases by Encore attributable to such supplier for each such period. Since the date of the Latest Financial Statements, no supplier to be listed in Section 2.23 of the Disclosure Schedule has indicated that it will stop or decrease the rate of business done with Encore except for changes in the ordinary course of the Business.

         III. X.          Officers and Directors; Bank Accounts. Section 2.24
of the Disclosure Schedule will list all officers and directors of the Companies and all of the Companies' bank accounts (designating each authorized signer).

         III. Y.          Compliance with Laws; Permits.

                 1. Each of the Companies and their officers, directors, agents and employees have complied in all material respects with all applicable laws, judgments, decrees, orders, injunctions, rules, statutes, and regulations of all courts, arbitrators or governmental authorities including, but not limited to, federal (Canadian), provincial, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to product labeling, consumer products safety, equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes, which materially affect the Business or the Real Property and to which either of the Companies may be subject, and no claims have been filed against any of the Companies alleging a violation of any such laws, regulations or other requirements, in each case except as are not material to the conduct of the Business. Each Majority Seller has no knowledge of any action, pending or threatened, to change the zoning or building ordinances or any other laws, rules, regulations or ordinances affecting the Real Property. None of the Companies is relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to Buyer after it acquires the Shares.

                 2. Each of the Companies has in full force and effect, all licenses, permits and certificates, from federal (Canadian), provincial, local and foreign authorities (including, without limitation, federal and state agencies regulating the environment, occupational health and safety) material to the conduct of the Business and own and operate its respective properties (collectively, the "Permits"). A true, correct and complete list of all the Permits will be set forth in Section 2.25 of the Disclosure Schedule. Capers and Encore have conducted the Business in compliance with all material terms and conditions of the Permits. None of the Permits will be effected by, and no consent will be required as a prerequisite to, the purchase of the Shares.

                 3. Neither of the Companies has made or has agreed to make gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee or any other person in a position to assist or hinder the Companies in connection with any actual or proposed transaction.

                 4. In particular, but without limiting the generality of the foregoing, none of the Companies has violated, has liability or has received a notice or charge asserting any violation of or liability under federal (Canadian) or provincial acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety.

         III. Z.          Environmental Matters.

                 1. As used in this Section 2.26, "Hazardous Substances" means any contaminants, pollutants, dangerous substances, liquid wastes, individual wastes, hauled liquid wastes, toxic substances, hazardous wastes, hazardous materials, or hazardous substances as defined in or pursuant to any law, judgment, decree, order, injunction, rule, statute and regulation of any court, arbitrator or governmental authority by which the Companies' businesses, the Companies' assets or the Companies are bound or to which the Companies' businesses, the Companies' assets or the Companies are subject;

                 (b) The Companies have not used any of their properties or assets, or permitted them to be used, to generate, manufacture, refine, treat, transport, store, handle, dispose of, transfer, produce or process Hazardous Substances, except in compliance with applicable laws, judgments, decrees, orders, injunctions, rules, statutes and regulations of all courts, arbitrators or governmental authorities, including all environmental, health and safety statutes and regulations, and to the best knowledge of the Majority Sellers, neither has any lessee, prior owner or other person.

                 (c) The businesses of the Companies and their property and assets comply in all material respects with all applicable laws, judgments, decrees, orders, injunctions, rules, statutes and regulations of all courts, arbitrators or governmental authorities, including all environmental, health and safety statutes and regulations.

                 (d) None of the Companies' businesses, assets or properties are subject to any pending judicial or administrative proceeding alleging the violation of any applicable environmental, health or safety law, judgment, decree, order, injunction, rule, statute or regulation.

                 (e) To the best knowledge of the Companies and the Majority Sellers, none of the Companies' businesses, assets or properties are the subject of investigation by any governmental authority evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance into the environment.

                 (f) Neither the Majority Sellers nor the Companies has filed any notice under any applicable environmental, health or safety law, judgment decree, order, injunction, rule, statute or regulation indicating past or present treatment, storage or disposal of a Hazardous Substance or constituent, or other substance into the environment.

                 (g) Neither the Majority Sellers nor the Companies has any contingent liability in connection with the release of any Hazardous Substance or constituent, or other substance into the environment.

                 (h) To the best knowledge of the Companies and the Majority Sellers, no underground storage tanks or surface impoundments are located on any of the Companies' assets or properties.

                 (i) To the best knowledge of the Companies and the Majority Sellers, the Real Property and any improvements thereon, contain no asbestos, urea, formaldehyde, radon, polychlorinated byphenyls (PCBs) or pesticides, at levels above natural background levels.

         2.27 Brokerage. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for fairness opinions or financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Sellers.

         2.28 Investment Intent. Each Seller is purchasing the Alfalfa's Common Stock for their own account with the present intention of holding the Alfalfa's Common Stock for investment purposes and not with a view to or for sale in connection with any distribution of the Alfalfa's Common Stock in violation of any applicable securities law. Sellers will refrain from transferring or otherwise disposing of any of the Alfalfa's Common Stock, or any interest therein, in such manner as to cause Buyer to be in violation of the registration requirements of the Securities Act of 1933, as amended, or applicable state securities or blue sky laws or applicable Canadian securities laws. Each Seller understands that the shares of Alfalfa's Common Stock which may be sold to such Seller will bear a legend restricting transfers of such shares, including, but not limited to, a right of first refusal for the benefit of Alfalfa's, all as required by Canadian or United States securities laws or set forth in the Alfalfa's Shareholders' Agreement.

                                      IV.

                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Alfalfa's and NewCorp, jointly and severally, represent and warrant to Sellers that, except as set forth in the disclosure schedule delivered to Sellers on the date hereof (the "Buyer Disclosure Schedule") (which Buyer Disclosure Schedule sets forth the exceptions to the representations and warranties contained in this Article 3 under captions referencing the Sections to which such exceptions apply):

         3.1 Organization and Corporate Power. Each of Alfalfa's and Alfalfa's Subsidiaries is a duly organized corporation, validly existing and in good standing under the laws of the jurisdiction of organization in the United States and the Province of British Columbia in Canada, as applicable, with all requisite corporate power and authority and all authorizations, licenses, permits and certifications necessary to own and operate their properties and to carry on their respective business as now conducted and presently proposed to be conducted, except such licenses, permits and certifications that are not material to the conduct of such business. The copies of Alfalfa's Articles of Incorporation and Bylaws and NewCorp's Memorandum and Articles attached to Section 3.1 of the Buyer Disclosure Schedule reflect all amendments made thereto and are correct and complete as of the date hereof. All material financial transactions of Alfalfa's and Alfalfa's Subsidiaries (as defined in Section 3.6 below) have been accurately recorded in the books and records of Alfalfa's.

         3.2 Execution, Delivery; Valid and Binding Agreement. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms, except that the enforceability of this Agreement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3.3 No Breach. Except as disclosed in Section 3.3 of the Buyer Disclosure Schedule, the execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets of Buyer or any Alfalfa's Subsidiary or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the Articles of Incorporation and Bylaws of Alfalfa's or any Alfalfa's Subsidiary or the Memorandum and Articles of NewCorp, as applicable, or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which Buyer or any Alfalfa's Subsidiary is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which Buyer or any Alfalfa's Subsidiary or the respective businesses of Buyer or any Alfalfa's Subsidiary (including but not limited to the properties related to the business of Alfalfa's and Alfalfa's Subsidiaries) is subject. Alfalfa's waives any right of first refusal it may have pursuant to the Capers Shareholders' Agreement.

         3.4 Governmental Authorities; Consents. Neither Alfalfa's nor NewCorp is required to submit any notice, report or other filing with any governmental authority (other than informational filings required to be made under the Investment Canada Act) in connection with the execution or delivery by them of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by Alfalfa's or NewCorp in connection with their execution, delivery and performance of this Agreement or the transactions contemplated hereby, other than such consents which will be obtained on or prior to the Closing Date.

         3.5 Alfalfa's Common Stock. Except as disclosed in Section 3.5 of the Buyer Disclosure Schedule or as described in Section 2.28 hereof, the Alfalfa's Common Stock to be purchased by Sellers will be free and clear of any Liens, restrictions or limitations of any kind and, on the Closing Date, the delivery of a certificate or certificates representing such common stock will transfer good and valid title to such common stock to such Sellers free and clear of any Liens of any kind (except as disclosed in Section 3.5 of the Buyer Disclosure Schedule) and any restrictions on transfer pursuant to any applicable law.

         3.6 Subsidiaries. Except as disclosed in Section 3.6 of the Buyer Disclosure Schedule ("Alfalfa's Subsidiaries"), neither Alfalfa's nor any Alfalfa's Subsidiary owns any stock, partnership interest, joint venture interest or any other security or ownership interest issued by any other corporation, organization or entity.

         3.7     Capital Stock.

                 1. Alfalfa's. The authorized capital stock of Buyer consists of 20,000,000 shares of common stock and 5,000,000 shares of preferred stock, of which, as of the date hereof, 317,452 shares of common stock are issued and outstanding and no shares of preferred stock are issued and outstanding. All of the shares of Alfalfa's Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and free of preemptive rights, except as required by law. Alfalfa's has no other equity securities or securities containing any equity features authorized, issued or outstanding. Except as set forth in Section 3.7 of the Buyer Disclosure Schedule, there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Alfalfa's and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Alfalfa's any shares of capital stock or other securities of Alfalfa's of any kind. Except as set forth in Section 3.7 of the Buyer Disclosure Schedule, there are no agreements or other obligations (contingent or otherwise) which may require Alfalfa's to repurchase or otherwise acquire any shares of its capital stock, other than as set forth in the Alfalfa's Shareholders' Agreement.

                 2. Subsidiaries. All of the issued and outstanding shares of capital stock of Alfalfa's Subsidiaries are owned beneficially and of record by Alfalfa's, free and clear of any Liens of any kind. All of the shares of capital stock of Alfalfa's Subsidiaries have been duly authorized and is validly issued, fully paid and nonassessable and free of preemptive rights, except as required by law. Except as set forth in Section 3.7 of the Buyer Disclosure Schedule, there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Alfalfa's Subsidiaries and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Alfalfa's Subsidiaries any shares of capital stock or other securities of Alfalfa's Subsidiaries of any kind. Except as set forth in
Section 3.7 of the Buyer Disclosure Schedule, there are no agreements or other obligations (contingent or otherwise) which may require Alfalfa's Subsidiaries to repurchase or otherwise acquire any shares of their capital stock.

         3.8 Financial Statements. Section 3.8 of the Buyer Disclosure Schedule contains copies of the unaudited consolidated balance sheet of Alfalfa's as of May 29, 1994, and the unaudited consolidated statements of earnings and shareholders' equity and cash flows for the eleven-month period ended May 29, 1994 (the May 29, 1994 Financial Statements are referred to herein as the "Buyer's Latest Financial Statements"). The Buyer's Latest Financial Statements are based upon the information contained in the books and records of Alfalfa's and fairly present the financial condition of Alfalfa's as of the date thereof and results of operations for the period referred to therein. The Buyer's Latest Financial Statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied throughout the period indicated.

         3.9     Absence of Undisclosed Liabilities.  Except as disclosed in
Section 3.9 of the Buyer Disclosure Schedule, neither Alfalfa's nor any of Alfalfa's Subsidiaries has liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except (i) as reflected in the Buyer's Latest Financial Statements, and (ii) liabilities which have arisen after the date of the Buyer's Latest Financial Statements in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit).

         3.10    No Material Adverse Changes.  Except as disclosed in Section
3.10 of the Buyer Disclosure Schedule, since the date of Buyer's Latest Financial Statements there has been no change materially adverse, individually or in the aggregate, to the assets, financial condition, operating results, customers, employees or supplier relations, business condition or prospects of Alfalfa's or Alfalfa's Subsidiaries taken as a whole.

         3.11 Absence of Certain Developments. Other than pursuant to this Agreement or disclosed in Section 3.11 of the Buyer Disclosure Schedule, since the date of Buyer's Latest Financial Statements, neither Alfalfa's nor any Alfalfa's Subsidiary has:

                 (a) borrowed any amount or incurred or become subject to any liability, except (i) current liabilities incurred in the ordinary course of business, (ii) liabilities under contracts entered into in the ordinary course of business and (iii) borrowings under existing bank agreements;

                 (b) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any of their assets except (i) liens for current property taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, and (iii) liens in respect of pledges or deposits under workers' compensation laws;

                 3. discharged or satisfied any lien or encumbrance or paid any liability, other than current liabilities paid in the ordinary course of business or listed on the Buyer's Latest Financial Statements;

                 4. sold, assigned or transferred (including, without limitation, transfers to any employees, affiliates or shareholders) any tangible assets (other than inventory and other tangible assets in the ordinary course of business) or cancelled any debts or claims;

                 5. sold, assigned or transferred (including, without limitation, transfers to any employees, affiliates or shareholders) any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets;

                 6. waived any rights of value or suffered any losses or adverse changes in collection loss experience, whether or not in the ordinary course of business or consistent with past practice;

                 7. declared or paid any dividends or other distributions with respect to any shares of Alfalfa's capital stock or redeemed or purchased, directly or indirectly, any shares of Alfalfa's capital stock or any options;

                 8. issued, sold or transferred any of Alfalfa's equity securities, securities convertible into or exchangeable for any of Alfalfa's equity securities or warrants, options or other rights to acquire any of Alfalfa's equity securities, or any bonds or debt securities (other than as otherwise permitted hereunder);

                 9. taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any insider (as defined in Section 3.22) other than the transactions contemplated by this Agreement;

                 10. suffered any material theft, damage, destruction or loss of or to any property or properties owned or used by Alfalfa's or any Alfalfa's Subsidiary, whether or not covered by insurance;

                 11. other than pursuant to existing employee benefit plans, made or granted any bonus or any wage, salary or compensation increase to any director, officer, or consultant or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement, or adopted any new employee benefit plan or arrangement or made any commitment or incurred any liability to any labor organization;

                 12. made any single capital expenditure in excess of Ten Thousand and No/100 Dollars ($10,000) therefor;

                 13. other than in the ordinary course of business and as contemplated by the Management Agreements with each of Mr. Barry Perzow and Mr. Russell Precious (collectively, the "Management Agreements"), made any loans or advances to, or guarantees or financial assistance for the benefit of, any persons;

                 14. made charitable contributions or pledges in excess of Ten Thousand and no/100 Dollars ($10,000.00) in the aggregate; or

                 15. made any change in accounting principles or practices from those utilized in the United States and in the preparation of the Buyer's Latest Financial Statements.

         3.12    Title to Properties.

                 (a) The real property owned or demised by the leases described (including the term thereof) in Section 3.12 of the Buyer Disclosure Schedule constitutes all of the real property used or occupied by Alfalfa's or Alfalfa's Subsidiaries (the "Alfalfa's Real Property"). The Alfalfa's Real Property has access, sufficient for the conduct of the business of Alfalfa's or Alfalfa's Subsidiaries as now conducted or as presently proposed to be conducted, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, used in the operation of the business of Alfalfa's or any Alfalfa's Subsidiary at that location.

                 (b) The leases described in Section 3.12 of the Buyer Disclosure Schedule are in full force and effect, and Alfalfa's or one of Alfalfa's Subsidiaries that is a party to each such lease holds a valid and existing leasehold interest under each of such leases for the term set forth in
Section 3.12 of the Buyer Disclosure Schedule. To the best knowledge of Buyer, neither Alfalfa's nor any Alfalfa's Subsidiary is in default, and no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in such default under any of such leases; nor, to the best knowledge of Alfalfa's or any Alfalfa's Subsidiary, is any other party to any of such leases in default.

                 (c) Section 3.12 of the Buyer Disclosure Schedule discloses the aggregate value of the tangible properties and tangible assets of Alfalfa's as reflected on the Buyer's Latest Financial Statements. Alfalfa's and Alfalfa's Subsidiaries owns good and marketable title to its tangible properties and tangible assets described in Section 3.12 of the Buyer Disclosure Schedule and as reflected on the Buyer's Latest Financial Statements or acquired since the date thereof, free and clear of all liens and encumbrances, except for (i) liens for current taxes not yet due and payable,
(ii) the properties subject to the leases listed in Section 3.12 of the Buyer Disclosure Schedule, (iii) as otherwise disclosed in Section 3.12 of the Buyer Disclosure Schedule, and
(iv) inventory disposed of since the date of Buyer's Latest Financial Statements in the ordinary course of business.

                 (d) Either Alfalfa's or an Alfalfa's Subsidiary owns, or leases under valid leases, all buildings, machinery, equipment and other tangible assets necessary or desirable for the conduct of the business of Alfalfa's or Alfalfa's Subsidiaries.

                 (e) To the best knowledge of Buyer, neither Alfalfa's nor any Alfalfa's Subsidiary is in violation of any applicable zoning ordinance or other law, regulation or requirement that is material to the operation of any properties used in the operation of the business of Alfalfa's or an Alfalfa's Subsidiary, and neither Alfalfa's nor an Alfalfa's Subsidiary has received any notice of any such violation, or the existence of any condemnation proceeding with respect to any of the Alfalfa's Real Property.

                 (f) Buyer has no knowledge of improvements made or contemplated to be made to the Alfalfa's Real Property by any public or private authority, the costs of which are to be assessed as special levies, taxes or charges against any of the Alfalfa's Real Property, and there are no present assessments for which Alfalfa's or any Alfalfa's Subsidiary would be responsible.

         3.13 Accounts Receivable. The accounts receivable reflected on Buyer's Latest Financial Statements are valid receivables, are not subject to valid counterclaims or setoffs, and are collectible in accordance with their terms, except to the extent of the bad debt reserve reflected on the Buyer's Latest Financial Statements.

         3.14 Inventory. The inventory of Alfalfa's and Alfalfa's Subsidiaries consists of items of a quality and quantity salable at Alfalfa's normal profit levels, in each case, in the ordinary course of the business of Alfalfa's and Alfalfa's Subsidiaries. The values at which such inventory is carried on Buyer's Latest Financial Statements are in accordance with United States generally accepted accounting principles. Section 3.14 of the Buyer Disclosure Schedule discloses the value of Alfalfa's inventory as of May 1, 1994 obtained by the physical count of such inventory.

         3.15    Tax Matters.

                 (a) Alfalfa's has: (i) timely filed all returns, declarations, reports, estimates, information returns, and statements ("Returns") required to be filed or sent by it in respect of any Taxes (as defined in subsection (e) below) or required to be filed or sent by it by any taxing authority having jurisdiction; (ii) timely and properly paid (or has had paid on its behalf) all Taxes shown to be due and payable on such Returns;
(iii) established on Buyer's Latest Financial Statements (and until the Closing will establish on its books and record), in accordance with generally accepted accounting principles, reserves that are adequate for the payment of any Taxes not yet due and payable; (iv) complied with all applicable laws, rules, and regulations relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Internal Revenue Code of 1986, as amended (the "Code"), and timely and properly withheld from individual employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

                 (b) There are no liens for Taxes upon any assets of Alfalfa's or any Alfalfa's Subsidiary, except for liens for Taxes not yet due.

                 (c) No deficiency for any Taxes has been proposed, asserted or assessed against Alfalfa's that has not been resolved and paid in full. No waiver, extension or comparable consent given by Alfalfa's regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. There has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to Alfalfa's by any Taxing authority regarding any such Tax, audit or other proceeding, or, to the best knowledge of Buyer, is any such Tax audit or other proceeding threatened with regard to any Taxes or Returns. Alfalfa's does not expect the assessment of any additional Taxes and is not aware of any unresolved questions, claims or disputes concerning the liability for Taxes of Alfalfa's which would exceed the estimated reserves established on its books and records.

                 (d) All transactions that could give rise to an understatement of federal income tax (within the meaning of Section 6661 of the Code as it applied prior to repeal) or an underpayment of tax (within the meaning of Section 6662 of the Code) were reported in a manner for which there is substantial authority or were adequately disclosed (or, with respect to Returns filed before the Closing Date, will be reported in such a manner or adequately disclosed) on the Returns required in accordance with Sections 6661(b)(2)(B) and 6662(d)(2)(B) of the Code.

                 (e) For purposes of this Section 3.15, the term "Tax" or "Taxes" means all taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property, or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon Alfalfa's or any Alfalfa's Subsidiary.

         3.16    Contracts and Commitments.

                 (a) Section 3.16 of the Buyer Disclosure Schedule lists the following agreements, whether oral or written, to which Alfalfa's or any Alfalfa's Subsidiary is a party, which is currently in effect, and which relate to the operation of the business of Alfalfa's or any Alfalfa's Subsidiary (such list to set forth the commencement date and termination or expiration date of such agreement): (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan, other than as described in Section 3.20 hereof or
Section 3.20 of the Buyer Disclosure Schedule; (iii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal, other than as described in Section 3.20 hereof or Section 3.20 of the Buyer Disclosure Schedule; (iv) stock purchase or stock option plan, other than as described in Section 3.20 hereof or Section 3.20 of the Buyer Disclosure Schedule; (v) contract for the employment of any officer, individual employee or other person on a full-time, part-time or consulting basis or relating to severance pay for any such person; (vi) confidentiality agreement other than in the ordinary course of business; (vii) contract, agreement or understanding relating to the voting of common stock or the election of directors of Alfalfa's (other than the Management Agreements); (viii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets Alfalfa's or any Alfalfa's Subsidiary; (ix) guaranty of any obligation for borrowed money or otherwise; (x) lease or agreement under which Alfalfa's or any Alfalfa's Subsidiary is lessee of, or holds or operates any property, real or personal, owned by any other party;
(xi) lease or agreement under which Alfalfa's or any Alfalfa's Subsidiary is lessor of, or permits any third party to hold or operate, any property, real or personal; (xii) contract or group of related contracts with the same party for the purchase of products or services other than in the ordinary course of business; (xiii) contract or group of related contracts with the same party (other than any contract or group of related contracts for the purchase or sale of products or services) continuing over a period of more than six months from the date or dates thereof, not terminable by it on 30 days or less notice without penalty; (xiv) contract which prohibits Alfalfa's or any Alfalfa's Subsidiary from freely engaging in business anywhere in the world; (xv) contract for the distribution of Alfalfa's or any Alfalfa's Subsidiary's products (including any distributor or sales contract); (xvi) any franchise agreements; (xvii) contracts or commitments for capital expenditures which are in excess of $10,000 individually; (xviii) agreements for the sale (other than such sales in the ordinary course of business) of any capital asset in excess of $10,000; provided, that such sales in the aggregate do not exceed $200,000.00; (xix) contracts with any affiliate which in any way relates to Alfalfa's or any Alfalfa's Subsidiary; or (xx) other agreements which are either material to the business of Alfalfa's and Alfalfa's Subsidiaries taken as a whole or were not entered into in the ordinary course of business.

                 (b) Alfalfa's and any Alfalfa's Subsidiary, as applicable, have performed all obligations required to be performed by them in connection with the contracts or commitments required to be disclosed in
Section 3.16 of the Buyer Disclosure Schedule and they are not in receipt of any claim of default under any such contract or commitment; neither Alfalfa's nor any Alfalfa's Subsidiary has any present expectation or intention of not fully performing any material obligation pursuant to any such contract or commitment; and neither Alfalfa's nor any Alfalfa's Subsidiary has knowledge of any breach or anticipated breach by any other party to any such contract or commitment.

                 (c) Prior to the Closing Date of this Agreement, Alfalfa's will make available to each Seller, at such Seller's request, a true and correct copy of each written contract or commitment disclosed in Section
3.16 of the Buyer Disclosure Schedule, and a written description of each oral contract or commitment disclosed in Section 3.16 of the Buyer Disclosure Schedule, together with all amendments, waivers or other changes thereto.

         3.17 Intellectual Property Rights. Section 3.17 of the Buyer Disclosure Schedule describes all rights in patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, trade secrets, know-how or other intellectual property rights owned by, licensed to or otherwise controlled by Alfalfa's or any Alfalfa's Subsidiary or used in, developed for use in or necessary to the conduct of the business of Alfalfa's or any Alfalfa's Subsidiary as now conducted, directly or indirectly, or planned to be conducted. Alfalfa's or an Alfalfa's Subsidiary owns and possesses all right, title and interest, or hold a valid license, in and to the rights set forth in Section 3.17 of the Buyer Disclosure Schedule and none of such rights has been licensed or assigned to any third party. Alfalfa's or an Alfalfa's Subsidiary has taken all necessary action to protect the intellectual property rights set forth under such caption. Neither Alfalfa's nor any Alfalfa's Subsidiary has received any notice of, nor are there any facts known to Alfalfa's or any Alfalfa's Subsidiary which indicate a likelihood of, any infringement or misappropriation by, or conflict from, any third party with respect to the intellectual property rights which are listed; no claim by any third party contesting the validity of any intellectual property rights listed under such caption has been made, is currently outstanding or, to the best knowledge of Alfalfa's or any Alfalfa's Subsidiary, is threatened; neither Alfalfa's nor any Alfalfa's Subsidiary has received any notice of any infringement, misappropriation or violation by any of the intellectual property rights of any third parties and, to the best knowledge of Alfalfa's or any Alfalfa's Subsidiary, neither Alfalfa's nor any Alfalfa's Subsidiary has infringed, misappropriated or otherwise violated any such intellectual property rights; and no infringement, illicit copying, misappropriation or violation has occurred with respect to products currently being sold by Alfalfa's or an Alfalfa's Subsidiary with respect to the products currently under development (in their present state of development) or with respect to the conduct of the business of Alfalfa's or any Alfalfa's Subsidiary as now conducted.

         3.18 Litigation. Except as set forth in Section 3.18 of the Buyer Disclosure Schedule, there are no actions, suits, proceedings, orders or investigations pending or, to the best knowledge of Alfalfa's, threatened against Alfalfa's or any Alfalfa's Subsidiary, at law or in equity, or before or by any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

         3.19    Employees.

                 (a) To the best knowledge of Buyer, no executive employee of Alfalfa's and no group of employees of Alfalfa's or any Alfalfa's Subsidiaries has any plans to terminate his or its employment; (b) Alfalfa's and each Alfalfa's Subsidiary has complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes; (c) all amounts required to be withheld and paid to any governmental authority have been paid or are assumed to have been paid; (d) neither Alfalfa's nor any Alfalfa's Subsidiary has a material labor relations problem pending and labor relations are satisfactory; (e) there are no material workers' compensation claims pending against Alfalfa's or any Alfalfa's Subsidiary nor is Buyer aware of any facts that would give rise to such a claim; (f) to the best knowledge of Buyer, no employee of Alfalfa's or any Alfalfa's Subsidiary is subject to any confidentiality or non-competition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee for the benefit of Alfalfa's or any Alfalfa's Subsidiary; and (g) no employee or former employee has any claim with respect to any intellectual property rights of Alfalfa's or any Alfalfa's Subsidiary set forth in Section
3.17 of the Buyer Disclosure Schedule.

         3.20 Employee Benefit Plans. Except as disclosed in Section 3.20 of the Buyer Disclosure Schedule and except for any statutorily mandated plan with respect to all employees and former employees of Alfalfa's and all dependents and beneficiaries of such employees and former employees, neither Alfalfa's nor any Alfalfa's Subsidiary maintains or contributes to any employee benefit or pension plan. No such plans are required to be registered under any state or federal (United States) law.

         3.21 Insurance. Section 3.21 of the Buyer Disclosure Schedule lists and briefly describes each insurance policy maintained by Alfalfa's as of the date of Buyer's Latest Financial Statements with respect to its properties, assets and operations and sets forth the date of expiration of each such insurance policy. All of such insurance policies are, as of the date hereof, and, unless Buyer notifies Sellers in writing otherwise, as of the Closing Date will be, in full force and effect and issued by insurers of recognized responsibility and are for amounts and cover risks customarily insured against by prudent operators of enterprises engaged in similar business. Alfalfa's is not in default with respect to its obligations under any of such insurance policies.

         3.22    Affiliate Transactions.

                 To the best knowledge of Buyer, other than pursuant to this Agreement, no officer, director or employee of Alfalfa's or any Alfalfa's Subsidiary or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively "insiders"), has any agreement with Alfalfa's or any Alfalfa's Subsidiary or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Alfalfa's or any Alfalfa's Subsidiary (other than ownership of capital stock of Alfalfa's). To the best knowledge of Alfalfa's, none of the insiders has any direct or indirect interest in any competitor, supplier or customer of Alfalfa's or any Alfalfa's Subsidiary or in any person, firm or entity from whom or to whom Alfalfa's or any Alfalfa's Subsidiary leases any property, or in any other person, firm or entity with whom Alfalfa's or any Alfalfa's Subsidiary transacts business of any nature. For purposes of this Section 3.22, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer, director or employee.

         3.23 Customers and Suppliers. Since the date of Buyer's Latest Financial Statements, no material supplier of Alfalfa's or any Alfalfa's Subsidiary has indicated that it will stop or decrease the rate of business done with Alfalfa's or such Alfalfa's Subsidiary except for changes in the ordinary course of the business of Alfalfa's or Alfalfa's Subsidiary.

         3.24 Officers and Directors. Section 3.24 of the Buyer Disclosure Schedule lists all officers and directors of Alfalfa's.

         3.25    Compliance with Laws; Permits.

                 (a) Alfalfa's and, to the best knowledge of Alfalfa's, its officers, directors, agents and employees have complied in all material respects with all applicable laws, judgments, decrees, orders, injunctions, rules, statutes, and regulations of all courts, arbitrators or governmental authorities including, but not limited to, federal (United States), state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to product labeling, consumer products safety, equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes, which materially affect the business of Alfalfa's and Alfalfa's Subsidiaries or the Alfalfa's Real Property and to which Alfalfa's or any Alfalfa's Subsidiary may be subject, and no claims have been filed against Alfalfa's or an Alfalfa's Subsidiary alleging a violation of any such laws, regulations or other requirements, in each case except as are not material to the conduct of the business of Alfalfa's and Alfalfa's Subsidiaries, taken as a whole. Alfalfa's has no knowledge of any action, pending or threatened, to change the zoning or building ordinances or any other laws, rules, regulations or ordinances affecting the Alfalfa's Real Property.

                 (b) Alfalfa's and Alfalfa's Subsidiaries have in full force and effect, all licenses, permits and certificates, from federal (United States), state, local and foreign authorities (including, without limitation, federal and state agencies regulating the environment, occupational health and safety) material to the conduct of the business of Alfalfa's and the Alfalfa's Subsidiaries, respectively, and to own and operate their respective properties (collectively, the "Permits"). Alfalfa's has conducted its business in compliance with all material terms and conditions of the Permits. None of the Permits will be effected by, and no consent will be required as a prerequisite to, the purchase of the Shares.

                 (c) Neither Alfalfa's nor any Alfalfa's Subsidiary has made or agreed to make gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee or any other person in a position to assist or hinder Alfalfa's or an Alfalfa's Subsidiary in connection with any actual or proposed transaction.

                 (d) In particular, but without limiting the generality of the foregoing, neither Alfalfa's nor any Alfalfa's Subsidiary has violated, has any liability or received a notice or charge asserting any violation of or liability under federal (United States) or state acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety.

         3.26    Environmental Matters.

                 (a) As used in this Section 3.26, "Hazardous Substances" means any contaminants, pollutants, dangerous substances, liquid wastes, individual wastes, hauled liquid wastes, toxic substances, hazardous wastes, hazardous materials, or hazardous substances as defined in or pursuant to any law, judgment, decree, order, injunction, rule, statute and regulation of any court, arbitrator or governmental authority by which Alfalfa's business, Alfalfa's or any Alfalfa's Subsidiary assets, Alfalfa's or any Alfalfa's Subsidiary is bound or to which Alfalfa's or any Alfalfa's Subsidiary business, Alfalfa's or any Alfalfa's Subsidiary assets, Alfalfa's or any Alfalfa's Subsidiary is subject;

                 (b) Except as disclosed in Section 3.26 of the Buyer Disclosure Schedule:

                          (i) neither Alfalfa's nor any Alfalfa's Subsidiary has used any of their properties or assets, or permitted them to be used, to generate, manufacture, refine, treat, transport, store, handle, dispose of, transfer, produce or process Hazardous Substances, except in compliance with applicable laws, judgments, decrees, orders, injunctions, rules, statutes and regulations of all courts, arbitrators or governmental authorities, including all environmental, health and safety statutes and regulations, and to the best knowledge of Alfalfa's, neither has any lessee, prior owner or other person;

                          (ii) the business of Alfalfa's or any Alfalfa's Subsidiary and the property and assets of Alfalfa's and Alfalfa's Subsidiaries comply in all material respects with all applicable laws, judgments, decrees, orders, injunctions, rules, statutes and regulations of all courts, arbitrators or governmental authorities, including all environmental, health and safety statutes and regulations;

                          (iii) to the best knowledge of Alfalfa's, none of the businesses, assets or properties of Alfalfa's or Alfalfa's Subsidiaries is subject to any pending judicial or administrative proceeding alleging the violation of any applicable environmental, health or safety law, judgment, decree, order, injunction, rule, statute or regulation;

                          (iv) to the best knowledge of Alfalfa's, none of the businesses, assets or properties of Alfalfa's and Alfalfa's Subsidiaries is the subject of investigation by any governmental authority evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance into the environment;

                          (v) neither Alfalfa's nor any Alfalfa's Subsidiary has filed any notice under any applicable environmental, health or safety law, judgment decree, order, injunction, rule, statute or regulation indicating past or present treatment, storage or disposal of a Hazardous Substance or constituent, or other substance into the environment;

                          (vi) neither Alfalfa's nor any Alfalfa's Subsidiary has any contingent liability in connection with the release of any Hazardous Substance or constituent, or other substance into the environment;

                          (vii) to the best knowledge of Alfalfa's, no underground storage tanks or surface impoundments are located on any of the assets or properties of Alfalfa's and Alfalfa's Subsidiaries; and

                          (viii) to the best knowledge of Alfalfa's, the Alfalfa's Real Property and any improvements thereon, contain no asbestos, urea, formaldehyde, radon, polychlorinated byphenyls (PCBs) or pesticides, at levels above natural background levels.

         3.27 Brokerage. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for fairness opinions or financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.


                                       1

                        COVENANTS OF CAPERS AND SELLERS

         V. A.            Conduct of the Business.  As applicable, Sellers and
Capers agree to, and Capers shall cause Encore to, observe each term set forth in this Section 4.1 and agree that, from the date hereof until the Closing Date, unless otherwise consented to by Buyer in writing:

                 (a) The Business shall be conducted only in, and neither Sellers nor the Companies shall take any action except in, the ordinary course, on an arm's-length basis and in accordance in all material respects with all applicable laws, rules and regulations and the Companies' past custom and practice;

                 (b) Neither of the Companies shall, directly or indirectly, do or permit to occur any of the following: (i) issue or sell any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of their capital stock, (ii) sell, pledge, dispose of or encumber any of its assets, except in the ordinary course of business; (iii) amend or propose to amend their Memorandum and Articles; (iv) split, combine or reclassify any outstanding shares of their common stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of their common stock; (v) redeem, purchase or acquire or offer to acquire any shares of their common stock or other of their securities; (vi) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof; (vii) incur any indebtedness for borrowed money or issue any debt securities except borrowings pursuant to existing bank lines of credit identified on Section 2.9 or 2.16 of the Disclosure Schedule, the proceeds of which are used in the ordinary course of business of the Companies; (viii) permit any accounts payable owed to trade creditors to remain outstanding more than 60 days; (ix) accelerate, beyond the normal collection cycle, collection of accounts receivable; or (x) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this subparagraph
(b).

                 (c)  Neither of the Companies shall, directly or indirectly,
(i) enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officers or directors or consultants; or (ii) take any action with respect to the grant of any bonuses, salary increases, severance or termination pay or with respect to any increase of benefits payable in effect on the date hereof other than in the ordinary course of business for a non-manager employee consistent with past practices.

                 (d) Neither of the Companies shall adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangements for the benefit or welfare of any director.

                 (e) Neither of the Companies shall cancel or terminate their current insurance policies or cause any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect.

                 (f) Until the Closing Date, Capers shall, and shall cause Encore to, (i) preserve intact the Business, organization and goodwill, and, other than pursuant to the ordinary course of business consistent with past practices, keep available the services of each of the Companies' officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with the Companies; (ii) confer on a regular and frequent basis with representatives of Buyer to report operational matters and the general status of ongoing operations; (iii) not intentionally take any action which would render, or which reasonably may be expected to render, any representation or warranty made in this Agreement untrue at the Closing; (iv) notify Buyer of any emergency or other material change in the normal course of the Business or in the operation of any of the Companies' properties and of any governmental or third party complaints, investigations or hearings; and (v) promptly notify

Buyer in writing if either of the Companies discover that any representation or warranty made in this Agreement was when made, or has subsequently become, untrue in any respect.

                 (g) Until the Closing Date, the Companies shall (i) file any returns, elections or information statements with respect to any liabilities for taxes (including all federal (Canadian), provincial and local taxes) or other matters relating to taxes which pursuant to applicable law must be filed prior to the Closing Date; (ii) promptly upon filing, provide copies of any such tax returns, elections or information statements to Buyer; (iii) make any such tax elections or other discretionary positions with respect to taxes taken by or affecting the Companies only upon prior consultation with and consent of Buyer, such consent not to be unreasonably withheld; and (iv) not amend any return.

                 (h) The Companies will cooperate fully with Buyer and will use their best efforts to make available any necessary individuals with regard to the filing of any future tax returns and any future audits which require such cooperation or availability. The filing of any tax returns or responding to any audit after the Closing Date shall be done at the Buyer's sole discretion and direction.

                 (i) The Companies shall not perform any act referenced by (or omit to perform any act which omission is referenced by) the terms of Section 2.11.

         4.2 Access to Books and Records. Between the date hereof and the Closing Date, the Companies shall afford to Buyer and its authorized representatives (the "Buyer's Representatives") full access at all reasonable times and upon reasonable notice to the offices, properties, books, records, officers, employees and other items of the Companies and otherwise provide such assistance as is reasonably requested by Buyer in order that Buyer may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the Business and affairs of the Companies.

         4.3 Regulatory Filings. The Companies shall, as promptly as practicable after the execution of this Agreement, make or cause to be made all filings and submissions under any laws or regulations applicable to any of the Companies for the consummation of the transactions contemplated herein. The Companies will coordinate and cooperate with Buyer in exchanging such information, will not make any such filing without providing to Buyer a final copy thereof for its review and consent at least two full business days in advance of the proposed filing and will provide such reasonable assistance as Buyer may request in connection with all of the foregoing.

         4.4 Conditions. The Companies and each of the Sellers shall take all actions necessary or desirable to cause the conditions set forth in Section
6.1 to be satisfied (other than such conditions that are solely the obligation of each individual Sellers) and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction thereof (but in any event within three business days of such date).

         4.5 No Negotiations of the Companies, etc. Until the earlier of 90 days from the date hereof, the Closing Date or the date on which this Agreement is terminated pursuant to Section 7.1 hereof, the Companies shall not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage submission of any proposal or offer from any person or entity (including any of its or their officers or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets of, or any equity interest in any of the Companies or other similar transaction or business combination involving any of the Companies or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. The Companies shall promptly notify Buyer if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made and shall promptly provide Buyer with all information regarding such proposal, offer, inquiry or contact.

         4.6 No Negotiations of Sellers, etc. Until the earlier of 90 days from the date hereof, the Closing Date or the date on which this Agreement is terminated pursuant to Section 7.1 hereof, the no Seller shall, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage submission of any proposal or offer from any person or entity (including any of its or their officers or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets of, or any equity interest in any of the Companies or other similar transaction or business combination involving either of the Companies or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. Each Seller agrees to promptly notify Buyer if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made and shall promptly provide Buyer with all information regarding such proposal, offer, inquiry or contact.

         4.7 Taxes. Each Seller agrees to be responsible for any and all of their individual taxes (including all federal (United States or Canadian), provincial, state and local taxes) resulting from their individual sale of the Shares and the transactions contemplated by this Agreement.

         4.8 Termination of Capers Shareholders' Agreement. Each Seller and Alfalfa's hereby waives all rights of first refusal and any other restrictions on transfer of the Shares by all of the Sellers hereunder and any and all other rights such Seller or Alfalfa's may have, pursuant to the Caper's Shareholders' Agreement which may be affected by this Agreement and the transactions contemplated hereby. Each Seller further consents to the termination of the Capers' Shareholders'

Agreement which consent shall be automatically effective upon the Closing of the sale of the Shares hereunder without further documentation.


                                      VI.

                               COVENANTS OF BUYER

         VI. A.           Conduct of the Business.  As applicable, Alfalfa's
agrees to, and shall cause the Alfalfa's Subsidiaries to, observe each term set forth in this Section 5.1 and agrees that, from the date hereof until the Closing Date, unless otherwise consented to by the Majority Sellers in writing and after notice to all of the other Sellers:

                 (a) The business of Alfalfa's shall be conducted only in, and Alfalfa's shall not take any action except in, the ordinary course, on an arm's-length basis and in accordance in all material respects with all applicable laws, rules and regulations and Alfalfa's past custom and practice;

                 (b) Neither Alfalfa's nor any Alfalfa's Subsidiary shall, directly or indirectly, do or permit to occur any of the following: (i) issue or sell any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of their capital stock, other than (x) pursuant to employee stock plans, (y) up to 5% of the outstanding common stock of Alfalfa's (on a fully diluted basis) and (z) pursuant to this Agreement; (ii) sell, pledge, dispose of or encumber any of its assets, except in the ordinary course of business; (iii) amend or propose to amend their Articles of Incorporation and Bylaws or Memorandum and Articles, as applicable (other than amendments relating to the number of directors or as a result of the effectiveness of the new corporation laws of the State of Colorado); (iv) split, combine or reclassify any outstanding shares of their common stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of their common stock; (v) redeem, purchase or acquire or offer to acquire any shares of their common stock or other of their securities, other than pursuant to the Alfalfa's Shareholders' Agreement; (vi) incur any indebtedness for borrowed money or issue any debt securities except borrowings pursuant to existing bank agreements identified in Section 3.9 of the Buyer Disclosure Schedule, the proceeds of which are used in the ordinary course of business of Alfalfa's or Alfalfa's Subsidiaries (other than borrowings necessary to consummate the transactions contemplated by this Agreement); (vii) permit any accounts payable owed to trade creditors to remain outstanding more than 60 days; (viii) accelerate, beyond the normal collection cycle, collection of accounts receivable; or (ix) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this subparagraph (b).

                 (c) Neither Alfalfa's nor any Alfalfa's Subsidiary shall cancel or terminate their current insurance policies or cause any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect.

                 (d) Until the Closing Date, Alfalfa's shall (i) preserve intact the business of Alfalfa's, organization and goodwill, keep available the services of Alfalfa's and any Alfalfa's Subsidiary's officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with Alfalfa's; (ii) not intentionally take any action which would render, or which reasonably may be expected to render, any representation or warranty made in this Agreement untrue at the Closing; (iii) notify Sellers of any emergency or other material change in the normal course of the business of Alfalfa's or in the operation of Alfalfa's or any Alfalfa's Subsidiary's properties and of any governmental or third party complaints, investigations or hearings; and (iv) promptly notify each Seller in writing if either of Alfalfa's or Alfalfa's Subsidiaries discover that any representation or warranty made in this Agreement was when made, or has subsequently become, untrue in any respect.

                 (e) Until the Closing Date, Alfalfa's shall file any returns, elections or information statements with respect to any liabilities for taxes (including all federal (United States), state and local taxes) or other matters relating to taxes which pursuant to applicable law must be filed prior to the Closing Date.

                 (f) Neither Alfalfa's nor any Alfalfa's Subsidiary shall perform any act referenced by (or omit to perform any act which omission is referenced by) the terms of Section 3.11.

         5.2 Access to Books and Records. Between the date hereof and the Closing Date, Alfalfa's shall afford to each Seller and their authorized representatives (the "Sellers' Representatives") full access at all reasonable times and upon reasonable notice to the offices, properties, books, records, officers, employees and other items of Alfalfa's and otherwise provide such assistance as is reasonably requested by such Seller in order that such Seller may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of Alfalfa's and of Alfalfa's Subsidiaries.

         5.3 Regulatory Filings. Alfalfa's shall, as promptly as practicable after the execution of this Agreement, make or cause to be made all filings and submissions under any laws or regulations applicable to Alfalfa's for the consummation of the transactions contemplated herein.

         5.4 Conditions. Alfalfa's shall take all actions necessary or desirable to cause the conditions set forth in Section 6.2 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction thereof (but in any event within three business days of such date).

         5.5 Taxes. Buyer agrees to be responsible for any and all of its separate taxes (including all federal (United States or Canadian), provincial, state and local taxes) resulting from the purchase of the Shares and the transactions contemplated by this Agreement.

         5.6 Loans. On the Closing Date, NewCorp shall have caused the principal amount of the loans from any Seller or Alfalfa's to Capers or Encore to be paid in full in cash, plus any accrued and unpaid interest thereon to the Closing Date.

         5.7 Release of Personal Guarantees of Certain Sellers. Alfalfa's agrees to cooperate with Capers in obtaining releases of any personal guarantees of Mr. Russell Precious, Mrs. Teresa Precious, Mr. Barry Perzow and Ms. Linda Link with respect to obligations of Capers or Encore and discharges of security granted by a Seller in favor of a lender to Capers or Encore. In the event such releases or discharges are unable to be obtained, Alfalfa's, NewCorp, Capers and Encore will, jointly and severally, agree to indemnify the Seller for any liability incurred under any such guaranty or security agreement.

         5.8 Guarantee. Alfalfa's consents and agrees to the terms, covenants, provisions, stipulations and conditions contained in this Agreement and is a party and joins in all covenants with NewCorp severally as well as jointly in the same manner and to the same extent as NewCorp and, without restricting the generality hereof, Alfalfa's covenants and agrees (without prejudice to any rights of Alfalfa's against NewCorp) that it shall not be discharged nor shall the liability of Alfalfa's be affected by any giving of time for payment of monies hereby payable, nor any agreement not to call in the monies hereby payable or any part thereof before a specified time or substitution of any new covenant for payment or any variation expressed or implied in any one of the terms or provisions of the Agreement, or any omissions on the part of a Seller to enforce any covenant or stipulations contained in the Agreement and on the part of NewCorp to be performed or observed, or any arrangement created by the Agreement or the performance or observance of any of NewCorp's covenants herein contained. Alfalfa's shall have the ability to enforce any rights of NewCorp hereunder even if NewCorp elects not to enforce such right.


                                      VII.

                             CONDITIONS TO CLOSING

         VII. A.          Conditions to Buyer's Obligations.  The obligation of
Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date (unless waived by Buyer):

                 (a)      The representations and warranties set forth in
Article 2 hereof shall be true and correct at and as of the date hereof and the Closing Date, except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date;

                 (b) Each Seller shall have performed all of the covenants and agreements required to be performed and complied with by such Seller under this Agreement prior to the Closing;

                 (c) The Companies shall have obtained, or caused to be obtained, each consent and approval necessary in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of the Companies' assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting any of the Companies or any license, franchise or permit of or affecting any of the Companies;

                 (d) All governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby will have been duly made and obtained;

                 (e) Other than any threatened action by Harley Rothstein, there shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic (Canadian) or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by Buyer of all or a portion of the Business or assets of the Companies or to compel Buyer or any of its affiliates or the Companies to dispose of or to hold separately all or a portion of the business or assets of Buyer and its affiliates or Business or assets of the Companies as a result of the transactions contemplated hereby, (iii) seeking to require direct or indirect transfer or sale by Buyer of any of the Common Stock, (iv) seeking to invalidate or render unenforceable any provision of this Agreement or any of the other agreements attached as exhibits hereto (collectively, the "Related Agreements"), or (v) otherwise relating to and adversely affecting the transactions contemplated hereby;

                 (f) There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal (Canadian), provincial or foreign court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 6.1(e) hereof;

                 (g) Buyer shall not have discovered any fact or circumstance existing as of the date of this Agreement which has not been disclosed to Buyer as of the date of this Agreement regarding the Business, assets, properties, condition (financial or otherwise), results of operations or prospects of either of the Companies or Sellers which is, individually or in the aggregate with other such facts and circumstances, materially adverse to either of the Companies, the Business or to the value of the Common Stock;

                 (h) There shall have been no damage, destruction or loss of or to any property or properties owned or used by either of the Companies, whether or not covered by insurance, which, in the aggregate, has, or would be reasonably likely to have, a material adverse effect on either of the Companies or the Business;

                 (i) Buyer shall have received from counsel for the Companies and Sellers a written opinion, dated as of the Closing Date, addressed to Buyer and reasonably satisfactory in form and substance to Buyer's counsel;

                 (j) Capers' Board of Directors shall have approved this Agreement, the transfer of the Shares by Sellers and the transactions contemplated hereby;

                 (k) On the Closing Date, Capers shall have delivered to NewCorp all of the following:

                          a. certificates of the President of each of the Companies dated the Closing Date, stating that the conditions precedent set forth in subsections (a), (c), (d) and (h) above have been satisfied;

                          b. copies of the third party and governmental consents and approvals referred to in subsections (c) and (d) above;

                          c. the stock certificate or certificates issued to Sellers representing the Common Stock, duly endorsed for transfer or accompanied by a duly executed stock power;

                          d. each of the Companies' minute books, stock transfer records, corporate seal and other materials related to the Companies' corporate administration;

                          e.      resignations (effective as of the Closing
         Date) from such of the Companies' officers and members of the Boards of Directors as Buyer shall have requested prior to the Closing Date;

                          f. a copy of the Memorandum and Articles of all of the Companies, certified by the Registrar of Companies for British Columbia and a certificate of Status from the Registrar of Companies for British Columbia dated no less than 10 days prior to the Closing Date;

                          g.      executed copies of each of the Management
         Agreements;

                          h. resolutions of the Capers Board of Directors approving this Agreement, the transfer of the Shares by Sellers and the transactions contemplated hereby;

                          i. a stock certificate or certificates in the name of NewCorp;

                          j. a certified copy of the Register of Members of Capers showing NewCorp to be the sole shareholder of Capers;

                          k. releases, in form and substance satisfactory to NewCorp, acting reasonably, executed by each Seller in favor of Capers and Encore releasing Capers and Encore from any and all manner of actions, causes of action, suits, proceedings, debts, dues, projects, expenses, contracts, damages, claims demands, and liabilities whatsoever (other than salaries, accrued vacation or similar liabilities incurred by Capers or Encore in the ordinary course of business consistent with past practices), in law or equity, which such Seller ever had, now has, or may have against Capers and Encore or by reason of any matter, cause or thing whatsoever done or omitted to be done by Capers or Encore up to the Closing other than in respect of obligations of Capers or Encore to such Seller agreed to in writing by NewCorp; and

                          l. such other certificates, documents and instruments as Buyer reasonably requested relating to the transactions contemplated hereby;

                 (l) Messrs. Perzow and Precious shall have delivered executed copies of their respective Management Agreement; and

                 (m) Immediately following the purchase of the Shares by NewCorp and as a condition subsequent thereto, each Seller shall purchase shares of Alfalfa's Common Stock and Alfalfa's shall deliver such shares in accordance with Section 1.3 hereof and the other conditions of such Section 1.3 shall be satisfied; and

                 (n) Capers shall have delivered to Buyer a list of fixed assets of Capers and Encore.

         VII. B.          Conditions to Sellers' Obligations.  The obligations
of each Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date (unless waived by such Seller):

                 (a)      The representations and warranties set forth in
Article 3 hereof shall be true and correct at and as of the date hereof and the Closing Date, except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date;

                 (b) Alfalfa's shall have performed all of the covenants and agreements required to be performed and complied with by Alfalfa's under this Agreement prior to the Closing;

                 (c) Alfalfa's shall have obtained, or caused to be obtained, each consent and approval necessary in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of Alfalfa's or Alfalfa's Subsidiaries assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting Alfalfa's or Alfalfa's Subsidiaries or any license, franchise or permit of or affecting Alfalfa's or Alfalfa's Subsidiaries;

                 (d) All governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby will have been duly made and obtained;

                 (e) Other than any threatened action by Harley Rothstein, there shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic (Canadian) or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by Buyer of all or a portion of the Business or assets of the Companies or to compel Buyer or any of its affiliates or the Companies to dispose of or to hold separately all or a portion of the business or assets of Buyer and its affiliates or Business or assets of the Companies as a result of the transactions contemplated hereby, (iii) seeking to require direct or indirect transfer or sale by Buyer of any of the Common Stock, (iv) seeking to invalidate or render unenforceable any provision of the Related Agreements, or
(v) otherwise relating to and adversely affecting the transactions contemplated hereby;

                 (f) There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal (Canadian), provincial or foreign court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 6.2(e) hereof;

                 (g) Such Seller shall not have discovered any fact or circumstance existing as of the date of this Agreement which has not been disclosed to Buyer as of the date of this Agreement regarding the business, assets, properties, condition (financial or otherwise), results of operations or prospects of Alfalfa's and Alfalfa's Subsidiaries taken as a whole which is, individually or in the aggregate with other such facts and circumstances, materially adverse to Alfalfa's and Alfalfa's

Subsidiaries taken as a whole, their businesses on a consolidated basis or to the value of the Alfalfa's Common Stock;

                 (h) There shall have been no damage, destruction or loss of or to any property or properties owned or used by Alfalfa's or any Alfalfa's Subsidiary, whether or not covered by insurance, which, in the aggregate, has, or would be reasonably likely to have, a material adverse effect on Alfalfa's and any Alfalfa's Subsidiary taken as a whole or their businesses on a consolidated basis;

                 (i) Such Seller shall have received from counsel for Alfalfa's a written opinion, dated as of the Closing Date, addressed to such Seller and reasonably satisfactory in form and substance to Sellers' counsel relating to the due authorization and issuance of the Alfalfa's Common Stock;

                 (j) Alfalfa's Board of Directors shall have approved this Agreement and the transactions contemplated hereby.

                 (k) On the Closing Date, Alfalfa's shall have delivered to such Seller all of the following:

                          (i) certificate of the President of Alfalfa's dated the Closing Date, stating that the conditions precedent set forth in subsections (a), (c), (d) and (h) above have been satisfied;

                          (ii) copies of the third party and governmental consents and approvals referred to in subsections (c) and (d) above;

                          (iii) a copy of the Articles of Incorporation of Alfalfa's, certified by the Secretary of State of the State of Colorado and a certificate of good standing from the Secretary of State of the State of Colorado dated no less than 10 days prior to the Closing Date;

                          (iv) resolutions of the Alfalfa's Board of Directors approving this Agreement and the transactions contemplated hereby; and

                          (v) such other certificates, documents and instruments as Sellers' Representatives have reasonably requested relating to the transactions contemplated hereby.

                 (l) Immediately following the Closing of the purchase and sale of the Shares hereunder and as a condition subsequent thereto, Alfalfa's shall have delivered the shares of

Alfalfa's Common Stock required to be delivered under Section 1.3 hereof, upon payment therefor, and the other conditions set forth in Section 1.3 shall have been satisfied;

                 (m) Any indemnity of Alfalfa's, NewCorp, Capers and Encore which may be required under Section 5.7 hereof shall have been provided by Alfalfa's in such form that is reasonably satisfactory to the persons to be indemnified pursuant to Section 5.7; and

                 (n) Clearance certificates under Section 116 of the Income Tax Act (Canada) shall have been issued for those Sellers, who are "non-residents" of Canada, it being understood that this condition to Closing is solely for the benefit of such Sellers and waivable solely by such Sellers on their individual behalf.


                                     VIII.

                                  TERMINATION


         VIII. A.                 Termination.  This Agreement, as a separate
agreement with respect to Buyer and each Seller, may be terminated at any time prior to the Closing:

                 1.       by the mutual consent of Buyer and a Seller;

                 2. by either Buyer or a Seller if there has been a misrepresentation, breach of warranty or breach of covenant on the part of the other in the representations, warranties and covenants set forth in this Agreement;

                 3. by either Buyer or a Seller if, due to the discovery of material adverse information based upon documents or information regarding Capers or Encore, in the case of Buyer, or Alfalfa's, in the case of a Seller, received after the date hereof, such party determines, in its sole discretion, not to pursue the consummation of the transactions contemplated hereby; or

                 4. by Buyer if, after the date hereof, there shall have been a material adverse change in the financial condition or business of either of the Companies or the Business or if an event shall have occurred which, so far as reasonably can be foreseen, would result in any such change, except to the extent such change is directly caused by Buyer; or

                 5. by a Seller if, after the date hereof, there shall have been a material adverse change in the financial condition or business of Alfalfa's and Alfalfa's Subsidiaries taken as a whole or if an event shall have occurred which, so far as reasonably can be foreseen, would result in any such change, except to the extent such change is caused by either of the Companies or one or more Sellers; or

                 (f) by Buyer, at its sole discretion, if any other Seller or Sellers default in their obligations under their respective Agreement or terminate their respective Agreement pursuant thereto, and all such Agreements shall terminate without liability on the part of any non-defaulting Seller or Buyer; or

                 (g) by Buyer, within seven days of receipt by Buyer of the Disclosure Schedule, if the Disclosure Schedule discloses any fact that Buyer determines, in its sole judgment, to be adverse or potentially adverse to Buyer.

         VIII. B.         Effect of Termination.  In the event of termination
of this Agreement by either Buyer or a Seller as provided in Section 7.1, this Agreement shall become void and there shall be no liability on the part of either Buyer or such Seller, or their respective stockholders, officers, or directors, except that Sections 9.2 and 9.10 hereof shall survive indefinitely. Without limiting the generality of the immediately preceding sentence, in the event a Seller elects to terminate this Agreement pursuant to Section 7.1(c) or
(e), Buyer shall not be liable to such Seller for any amount whatsoever. Nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any breach of this Agreement. The termination of this Agreement by a Seller with respect to the purchase and sale of his Shares of Capers shall in no way effect the obligations of any other Seller hereunder.


                                      IX.

                           SURVIVAL; INDEMNIFICATION

         IX. A.           Survival of Representations and Warranties.
Notwithstanding any investigation made by or on behalf of any of the parties hereto or the results of any such investigation and notwithstanding the participation of such party in the Closing, the representations and warranties contained in Article 2 and Article 3 hereof shall survive the Closing for three years subsequent to the Closing Date.

         IX. B.           Indemnification by Sellers.  Subject to Section 8.4,
each Seller, severally and not jointly, agree to indemnify Buyer and its officers, directors, employees, agents and stockholders (collectively, the "Buyer Indemnified Parties") and hold them harmless against any loss, liability, deficiency, damage, expense or cost (including reasonable accounting or legal expenses, or any tax liabilities, deficiencies or penalties due to any governmental authority by a Seller), whether or not actually incurred or paid (collectively, "Losses"), which Buyer Indemnified Parties may suffer, sustain or become subject to, as a result of (i) any misrepresentation in any of the representations and warranties of such Seller contained in this Agreement or in any exhibits, schedules, certificates or other documents delivered or to be delivered by or on behalf of such Seller pursuant to the terms of this Agreement or otherwise referenced or incorporated in this Agreement (collectively, the "Related Documents"), or (ii) any breach of, or failure to perform, any agreement of such Seller contained in this Agreement or any of the Related Documents (other than the Management Agreements and the Alfalfa's Shareholders' Agreement) (collectively, "Buyer Losses"); provided that, such Seller will be so liable to the Buyer Indemnified Parties for any such Buyer Losses:

                 1. only if the Buyer Indemnified Party delivers written notice thereof setting forth in reasonable detail the identity, nature and amount of Buyer Losses related to such claim or claims prior to the third anniversary of the Closing Date. Buyer's failure to provide such detail shall not constitute either a breach of this Agreement by Buyer or any basis for any Seller to assert that Buyer did not comply with the terms of this Section 8.2 sufficient to cause Buyer to have waived its rights under this Section 8.2; and

                 2. only if, individually or in the aggregate, the amount of Buyer Losses exceeds $5,000.00, in which case such Seller shall be obligated to indemnify Buyer only for the excess of the amount of such Buyer Losses over $5,000.00; provided that, it is understood that such amount need be satisfied only once with respect to all Sellers collectively and not each Seller individually;

                 3. only to the extent that Buyer actually incurs or pays such Buyer Losses;

                 (d) only for the net amounts after any applicable withholding of goods and service taxes; and

                 (e) the liability of each Seller to Buyer shall be limited to the aggregate Purchase Price received by such Seller for his Shares.

         IX. C.           Indemnification by Buyer.  Subject to Section 8.4,
Buyer agrees to indemnify each Seller and hold him harmless against any Losses which such Seller may suffer, sustain or become subject to as a result of (i) any misrepresentation in any of the representations and warranties of Buyer contained in this Agreement or in any exhibits, schedules, certificates or other documents delivered or to be delivered by or on behalf of Buyer hereunder or otherwise referenced or incorporated in this Agreement (collectively, the "Buyer's Related Documents"), (ii) any breach of, or failure to perform, any agreement of Buyer contained in this Agreement or any of the Buyer's Related Documents, or (iii) any claims or threatened claims against such Seller arising out of the actions or inactions of Buyer with respect to the Business or the Real Property after the Closing Date (collectively, "Sellers Losses"); provided that, Buyer will be so liable to the Sellers for any such Sellers Loss:

                 1. only if a Seller delivers to Buyer written notice thereof, setting forth in reasonable detail the identity, nature and amount of Sellers Losses related to such claim or claims prior to the third anniversary of the Closing Date. A Seller's failure to provide such detail shall not constitute either a breach of this Agreement by such Seller or any basis for Buyer to assert that such Seller did not comply with the terms of this Section
8.3 sufficient to cause such Seller to have waived his rights under this
Section 8.3;

                 2. only if individually or in the aggregate, the amount of Sellers Losses exceeds $5,000.00, in which case Buyer shall be obligated to indemnify a Seller only for the excess of the amount of such Sellers Losses over $5,000.00;

                 3. only to the extent that a Seller actually incur or pay such Sellers Losses;

                 (d) only for the net amounts after any applicable withholding of goods and services taxes; and

                 (e) the liability of Buyer to each Seller shall be limited to the amount of the Purchase Price received by such Seller.

         IX. D.           Method of Asserting Claims.  As used herein, an
"Indemnified Party" shall refer to a "Buyer Indemnified Party" or "Sellers," as applicable. The "Indemnifying Party" shall refer to the party hereto obligated to indemnify such Indemnified Party.

                 1. In the event that any of the Indemnified Parties is made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party for the liability under which or the costs or expenses of which are Losses (any such third party action or proceeding being referred to as a "Claim"), the Indemnified Party shall give the Indemnifying Party notice thereof. The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement under this
Article 8 unless such failure has materially and adversely affected the

Indemnifying Party's ability to defend successfully a Claim. The Indemnifying Party shall be entitled to contest and defend such Claim; provided that the Indemnifying Party (i) has a reasonable basis for concluding that such defense may be successful and (ii) diligently contests and defends such Claim. Notice of the intention so to contest and defend shall be given by the Indemnifying Party to the Indemnified Party within 20 business days after the Indemnified Party's notice of such Claim (but, in all events, at least five business days prior to the date that an answer to such Claim is due to be filed). Such contest and defense shall be conducted by reputable attorneys employed by the Indemnifying Party. The Indemnified Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless the Indemnified Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent, any interests of the Indemnified Parties, and only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the Indemnified Party elects to participate in such defense, the Indemnified Party will cooperate with the Indemnifying Party in the conduct of such defense. Neither the Indemnified Party nor the Indemnifying Party may concede, settle or compromise any Claim without the consent of the other party, which consents will not be unreasonably withheld. Notwithstanding the foregoing, (i) if a Claim seeks equitable relief or (ii) if the subject matter of a Claim relates to the ongoing business of any of the Indemnified Parties, which Claim, if decided against any of the Indemnified Parties, would materially adversely affect the ongoing business or reputation of any of the Indemnified Parties, then, in each such case, the Indemnified Parties alone shall be entitled to contest, defend and settle such Claim in the first instance without any loss of right to indemnification hereunder and, if the Indemnified Parties do not contest, defend or settle such Claim, the Indemnifying Party shall then have the right to contest and defend (but not settle) such Claim.

                 2. In the event any Indemnified Party should have a claim against any Indemnifying Party that does not involve a Claim, the Indemnified Party shall deliver a notice of such claim with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such notice or fails to notify the Indemnified Party within 30 days after delivery of such notice by the Indemnified Party whether the Indemnifying Party disputes the claim described in such notice, the Loss in the amount specified in the Indemnified Party's notice will be conclusively deemed a Liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand.

                 3.       After the Closing, the rights set forth in this
Article 8 shall be each party's sole and exclusive remedies against the other party hereto for misrepresentations or breaches of covenants contained in this Agreement and the Related Documents. Notwithstanding the foregoing, nothing herein shall prevent any of the Indemnified Parties from bringing an action based upon allegations of fraud or other intentional breach of an obligation of or with respect to either party in connection with this Agreement and the Related Documents. In the event such action is brought, the prevailing party's attorneys' fees and costs shall be paid by the non-prevailing party.


                                       X.

                                 MISCELLANEOUS

         X. A.            Press Releases and Announcements.  Prior to the
Closing Date, neither party hereto shall make a public announcement of the transactions contemplated hereby except if (a) Buyer and Capers agree to jointly make such an announcement, or (b) required by law, provided that nothing herein shall prevent disclosure by Buyer or Sellers of the transactions contemplated hereby to their respective agents, accountants, counsel, board of directors, shareholders or employees. If any such public announcement is required by law, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

         X. B.            Expenses.  Except as otherwise expressly provided for
herein, Sellers and Buyer will pay all of their own expenses (including attorneys' and accountants' fees (and, in the case of Sellers, the expenses of the Companies)) in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

         X. C.            Further Assurances.  Sellers agree that, on and after
the Closing Date, they shall take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof, including, without limitation, obtaining all necessary consents with respect to the Permits as are necessary as a result of the transactions contemplated by this Agreement.

         X. D.            Amendment and Waiver.  This Agreement may not be
amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

         X. E.            Notices.  All notices, demands and other
communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or mailed by first class mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to Buyer and Sellers will, unless another address is specified in writing, be sent to the address indicated below:

Notices to Buyer:                          with a copy to:
- -----------------                          ---------------

Alfalfa's, Inc.                            Brownstein Hyatt Farber &
1645 Broadway                              Strickland, P.C.
Boulder, Colorado 80302                    410 17th Street, 22nd Floor
Attention:  Caryn D. Ellison               Denver, Colorado 80202-4437
Telecopy: (303) 440-5404                   Attention:  Nesa E. Hassanein
                                           Telecopy: (303) 623-1956
Alfalfa's Canada, Inc.
c\o Alfalfa's, Inc.
1645 Broadway
Boulder, Colorado 80302
Attention: Caryn D. Ellison
Telecopy: (303) 440-5404

Notices to Companies:                      with a copy to:
- --------------------                       --------------

Capers Management Holdings Inc.            McCarthy Tetrault
224-2211 West 4th Avenue                   P. O. Box 10424
Vancouver, B.C.  VGK 4S2                   Pacific Center
Telecopy (604) 739-6649                    1300-777 Dunsmuir Street
                                           Vancouver, B.C. Canada  V7Y 1K2
                                           Attn:  Mitchell Gropper, Q.C.
                                           Telecopy: (604) 643-7900

Notices to Sellers:                        with a copy to:
- -------------------                        --------------

At their respective                        McCarthy Tetrault
addresses set forth below                  P. O. Box 10424
their names on the signature               Pacific Centre
pages hereto                               1300-777 Dunsmuir Street
                                           Vancouver, BC Canada  V7Y 1K2
                                           Attn:  Mitchell Gropper, Q.C.
                                           Telecopy: (604) 643-7900

         X. F.            Assignment.  This Agreement and all of the provisions
hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party hereto.

         X. G.            Severability.  Whenever possible, each provision of
this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         X. H.            Complete Agreement.  This Agreement and the Related
Agreements and other exhibits hereto, the Disclosure Schedule and the Buyer Disclosure Schedule and the other documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

         X. I.            Counterparts.  This Agreement may be executed in one
or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

         X. J.            GOVERNING LAW.  THE INTERNAL LAW, AND NOT THE LAW OF
CONFLICTS, OF THE STATE OF COLORADO WILL GOVERN ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED BY THIS AGREEMENT. THE PARTIES HERETO SUBMIT AND CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF COLORADO.

         X. K.            Time.  Time shall be of the essence hereof.


         9.12 Currency. All references to dollar amounts and "$" are references to United States dollars.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        BUYER:

                                        ALFALFA'S CANADA, INC., a British
                                        Columbia corporation

                                        By:  /s/ S. M. Hassan
                                           -------------------------------------
                                           S. M. HASSAN, PRESIDENT


                                        ALFALFA'S, INC., a Colorado
                                        corporation

                                        By:  /s/ S. M. Hassan
                                           -------------------------------------
                                           S. M. HASSAN, PRESIDENT

                                        SELLERS:

                                         /s/ Stuart Abelson
                                        ----------------------------------------
                                        STUART ABELSON
                                        Address:       c/o Kipnis Kahn
                                                       30 North La Salle Street
                                                       Suite 2024
                                                       Chicago IL  60602-2504

                                         /s/ Carol Journeay
                                        ----------------------------------------
                                        CAROL JOURNEAY
                                        Address:       Great Pacific Ventures
                                                       c/o Bull Housser & Tupper
                                                       P. O. Box 11130
                                                       30th Floor
                                                       1055 West Georgia Street
                                                       Vancouver, B.C.  V6E 3R3

                                         /s/ Linda Link
                                        ----------------------------------------
                                        LINDA LINK
                                        Address:       Cape Mudge Road
                                                       Quanthiaski Cove, B.C.
                                                       V0P 1N0

                                    /s/ Barry Perzow
                                    ----------------------------------------
                                    BARRY PERZOW
                                    Address:       1418 Haywood Avenue
                                                   W. Vancouver, B.C. V7T 1V6


                                    /s/ Russell Precious
                                    ----------------------------------------
                                    RUSSELL PRECIOUS
                                    Address:       Fire #2711
                                                   Upper 6 Mile Lake Road
                                                   Nelson. B.C.  V1L 5P4


                                    /s/ Teresa Precious
                                    ----------------------------------------
                                    TERESA PRECIOUS
                                    Address:       Fire #2711
                                                   Upper 6 Mile Lake Road
                                                   Nelson. B.C.  V1L 5P4


                                     /s/ Lorne Rubinoff
                                    ----------------------------------------
                                    LORNE RUBINOFF
                                    Address:       5762 Larson Place
                                                   W. Vancouver, B.C. V7W 1S4


                                    /s/ James Wilson
                                    ----------------------------------------
                                    JAMES WILSON
                                    Address:       07 Camino Alta
                                                   Santa Fe, NM  87505

                                    ELEANOR H. WILSON TRUST NO.1

                                    By: /s/ James Wilson
                                    ----------------------------------------
                                    JAMES WILSON, TRUSTEE
                                    Address:       07 Camino Alta
                                                   Santa Fe, NM  87505

                                        COMPANY:

                                        CAPERS MANAGEMENT HOLDINGS INC.

                                        By: /s/ Russell Precious
                                        ----------------------------------------
                                        RUSSELL PRECIOUS, PRESIDENT